Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2019 Equity Incentive Plan and the 2019 Employee Stock Purchase Plan of Harpoon Therapeutics, Inc. of our report dated March 10, 2022, with respect to the financial statements of Harpoon Therapeutics, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Redwood City, California
March 10, 2022